UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2022

WALGREENS BOOTS ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36759	47-1758322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WBA	The Nasdaq Stock Market LLC
3.600% Walgreens Boots Alliance, Inc. notes due 2025	WBA25	The Nasdaq Stock Market LLC
2.125% Walgreens Boots Alliance, Inc. notes due 2026	WBA26	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 20, 2022, Walgreens Boots Alliance, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) announcing that John Standley, Executive Vice President of the Company and President of Walgreen Co., would leave the Company on November 1, 2022 (the “Separation Date”). As set forth in the Original Form 8-K, the Company and Mr. Standley expected to agree on the terms of his separation at a later date.

On November 20, 2022, the Company and Mr. Standley entered into a separation agreement, general release and waiver dated as of November 20, 2022 (the “Separation Agreement”). Pursuant to the terms of the Separation Agreement, the Company has agreed to provide to Mr. Standley the following separation benefits (the “Separation Benefits”): (i) $4,950,000 as severance payments; (ii) the pro-rated annual bonus payable for the fiscal year ending August 31, 2023; (iii) payment or reimbursement of all premiums for COBRA continuation coverage for medical, vision, prescription and dental coverage under the Company’s plans for Mr. Standley and eligible dependents for 24 months after the Separation Date (or the full COBRA period, if shorter) to the extent such premiums exceed the premiums payable for similar employer-provided coverage by active employees; (iv) remaining vested stock options to the extent exercisable pursuant to their terms, which includes (to the extent not already exercised) options to acquire 82,425 shares of the Company’s common stock, par value US$.01 (“Common Stock”) at an exercise price of $34.04 per share and options to acquire an additional 45,390 shares of Common Stock at an exercise price of $47.32 per share; (v) continued participation in the Company Financial Advisory Program pursuant to the terms of such program; (vi) benefits under the Walgreens Retirement Savings Plan and the WBA Executive Retirement Savings Plan; and (vii) any other claims to enforce the terms and conditions of the Separation Agreement. The Separation Agreement requires that any Separation Benefits are subject to Mr. Standley’s compliance with the covenants set forth in the Separation Agreement, including a release of claims as well as confidentiality, non-disclosure, non-solicitation, non-competition and non-disparagement obligations and other applicable agreements and policies.

The foregoing description of the terms of the Separation Agreement is qualified in its entirety by reference to the full terms of the Separation Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Separation Agreement, General Release and Waiver, by and between John Standley and Walgreens Boots Alliance, Inc., dated November 20, 2022

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREENS BOOTS ALLIANCE, INC.

Date: November 23, 2022	By:	/s/ Joseph B. Amsbary, Jr.
	Name: Title:	Joseph B. Amsbary, Jr. Senior Vice President and Corporate Secretary